AUTODESK, INC. ANNOUNCES FISCAL 2026 FOURTH QUARTER AND FULL-YEAR RESULTS
- Fourth quarter revenue grew 19 percent year-over-year as reported and on a constant currency basis, to $1.96 billion

SAN FRANCISCO, FEBRUARY 26, 2026-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the fourth quarter and full year of fiscal 2026.

“Building agentic AI for the real world requires specialized data, context, and expertise. Scaling and monetizing it requires a platform and next-generation business models and go-to-market," said Andrew Anagnost, CEO of Autodesk. "Few companies have all these advantages. Autodesk does. It is not a coincidence. We have been preparing for, and working towards, the cloud and AI for more than a decade. Autodesk is building the future and the path to it. Our best days and greatest opportunities lie ahead.”

“We delivered another strong quarter, highlighted by outperformance in AECO, particularly in construction and emerging markets. EBA and product subscription billings, linearity of billings during the quarter, and up-front revenue all exceeded expectations,” said Janesh Moorjani, Autodesk CFO. “Our fiscal 2027 guidance assumes that the underlying momentum of the business will remain strong and we have then incorporated prudence to reflect temporary risk to billings and revenue as we operationalize our sales optimization plan."

Fourth Quarter Fiscal 2026

(In millions, except percentages and per share amounts)	Q4 FY26	YoY Change
Billings	$2,804	33%
Revenue	$1,957	19%
GAAP Operating Margin	22%	—
Non-GAAP Operating Margin	38%	1 ppt
GAAP EPS	$1.48	$0.08
Non-GAAP EPS	$2.85	$0.56
Cash flow from operating activities	$989	43%
Free cash flow	$972	43%
See GAAP to Non-GAAP reconciliation at the end of this document.

Net Revenue by Product Type

	Q4 FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
Design	$1,609	19%	19%
Make	218	24%	23%
Other	130	21%	19%
Total Net Revenue	$1,957	19%	19%

Net Revenue by Geographic Area

	Q4 FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
Americas	$847	16%	16%
EMEA	777	25%	23%
APAC	333	16%	18%
Total Net Revenue	$1,957	19%	19%

Net Revenue by Product Family
Our product offerings are focused in four primary product families: Architecture, Engineering, Construction and Operations ("AECO"), AutoCAD and AutoCAD LT, Manufacturing ("MFG"), and Media and Entertainment ("M&E").

	Q4 FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
AECO	$975	22%	22%
AutoCAD and AutoCAD LT	478	17%	17%
MFG	381	20%	20%
M&E	90	7%	8%
Other	33	14%	11%
Total Net Revenue	$1,957	19%	19%

Remaining Performance Obligations

(In millions, except percentages)	Q4 FY26	YoY Change
Deferred Revenue	$4,693	14%
Unbilled deferred revenue	3,607	28%
Remaining performance obligations	8,300	20%
Current RPO	5,479	23%

Fiscal 2026

(In millions, except percentages and per share amounts)	FY26	YoY Change
Billings	$7,771	30%
Revenue	$7,206	18%
GAAP Operating Margin	22%	—
Non-GAAP Operating Margin	38%	2 ppt
GAAP EPS	$5.23	$0.11
Non-GAAP EPS	$10.43	$1.96
Cash flow from operating activities	$2,452	53%
Free cash flow	$2,409	54%
See GAAP to Non-GAAP reconciliation at the end of this document.

Net Revenue by Product Type

	FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
Design	$5,980	17%	18%
Make	796	22%	22%
Other	430	15%	14%
Total Net Revenue	$7,206	18%	18%

Net Revenue by Geographic Area

	FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
Americas	$3,178	17%	17%
EMEA	2,794	21%	21%
APAC	1,234	11%	14%
Total Net Revenue	$7,206	18%	18%

Net Revenue by Product Family
Our product offerings are focused in four primary product families: Architecture, Engineering, Construction and Operations ("AECO"), AutoCAD and AutoCAD LT, Manufacturing ("MFG"), and Media and Entertainment ("M&E").

	FY26	YoY Change	YoY Change in Constant Currency
(In millions, except percentages)		%	%
AECO	$3,583	22%	22%
AutoCAD and AutoCAD LT	1,787	14%	14%
MFG	1,379	16%	17%
M&E	332	5%	6%
Other	125	6%	6%
Total Net Revenue	$7,206	18%	18%
All growth rates are compared to the fourth quarter and full year of fiscal 2025, respectively, unless otherwise noted.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties, some of which are set forth below under "Safe Harbor Statement." Autodesk's business outlook for the first quarter and full-year fiscal 2027 takes into consideration the current economic environment and foreign exchange currency rate environment. A reconciliation between the first quarter and full-year fiscal 2027 GAAP and non-GAAP estimates is provided below or in the tables later in this document.

First Quarter Fiscal 2027

Q1 FY27 Guidance Metrics	Q1 FY27 (ending April 30, 2026)
Revenue (in millions)	$1,885 - $1,900
EPS GAAP	$1.68 - $1.83
EPS non-GAAP	$2.82 - $2.86

Full-Year Fiscal 2027

FY27 Guidance Metrics	FY27 (ending January 31, 2027)
Billings (in millions) (1)	$8,480 - $8,580
Revenue (in millions) (1)	$8,100 - $8,170
GAAP operating margin	26% - 28%
Non-GAAP operating margin	38.5% - 39%
EPS GAAP	$7.76 - $8.39
EPS non-GAAP	$12.29 - $12.56
Free cash flow (in millions) (2)	$2,700 - $2,800
____________________
(1) See supplemental materials available on our investor relations website for growth rates excluding currency movements and the new transaction model.
(2) Free cash flow is cash flow from operating activities less approximately $50 million of capital expenditures.

Earnings Conference Call and Webcast

Autodesk will host its fourth quarter conference call today at 5 p.m. ET. The live broadcast can be accessed at autodesk.com/investor. A transcript of the opening commentary will also be available following the conference call.

A replay of the broadcast will be available at 7 p.m. ET at autodesk.com/investor. This replay will be maintained on Autodesk's website for at least 12 months.

Investor Presentation Details

An investor presentation, Excel financials and other supplemental materials providing additional information can be found at autodesk.com/investor.

Contacts
Investors:
Simon Mays-Smith
415-746-0137
simon.mays-smith@autodesk.com

Press:

Renée Francis
628-888-4599
renee.francis@autodesk.com

Key Performance Metrics

To help better understand our financial performance, we use several key performance metrics including billings, recurring revenue, net revenue retention rate ("NR3") and subscriptions. These metrics are key performance metrics and should be viewed independently of revenue and deferred revenue. These metrics are not intended to be combined with those items. We use these metrics to monitor the strength of our recurring business. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Glossary of Terms

Billings: Total revenue plus the net change in deferred revenue from the beginning to the end of the period.

Cloud Service Offerings: Represents individual term-based offerings deployed through web browser technologies or in a hybrid software and cloud configuration. Cloud service offerings that are bundled with other product offerings are not captured as a separate cloud service offering.

Constant Currency (CC) Growth Rates: We attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates as well as eliminating hedge gains or losses recorded within the current and comparative periods. We calculate constant currency growth rates by (i) applying the applicable prior period exchange rates to current period results and (ii) excluding any gains or losses from foreign currency hedge contracts that are reported in the current and comparative periods.

Design Business: Represents the combination of maintenance, product subscriptions, and all EBAs. Main products include, but are not limited to, AutoCAD, AutoCAD LT, Industry Collections, Revit, Inventor, Maya, and 3ds Max. Certain products, such as our computer aided manufacturing solutions, incorporate both Design and Make functionality and are classified as Design.

Enterprise Business Agreements (EBAs): Represents programs providing enterprise customers with token-based access to a broad pool of Autodesk products over a defined contract term.

Flex: A pay-as-you-go consumption option to pre-purchase tokens to access any product available with Flex for a daily rate.

Free Cash Flow: Cash flow from operating activities minus capital expenditures.

Industry Collections: Autodesk Industry Collections are a combination of products and services that target a specific user objective and support a set of workflows for that objective. Our Industry Collections consist of: Autodesk Architecture, Engineering, and Construction Collection, Autodesk Product Design and Manufacturing Collection, and Autodesk Media and Entertainment Collection.

Maintenance Plan: Our maintenance plans provide our customers with a cost effective and predictable budgetary option to obtain the productivity benefits of our new releases and enhancements when and if released during the term of their contracts. Under our maintenance plans, customers are eligible to receive unspecified upgrades when and if available, and technical support. We recognize maintenance revenue over the term of the agreements, generally one year.

Make Business: Represents certain cloud-based product subscriptions. Main products include, but are not limited to, Autodesk Build, BIM Collaborate Pro, BuildingConnected, Fusion, and Flow Production Tracking. Certain products, such as Fusion, incorporate both Design and Make functionality and are classified as Make.

Net Revenue Retention Rate (NR3): Measures the year-over-year change in Recurring Revenue for the population of customers that existed one year ago (“base customers”). Net revenue retention rate is calculated by dividing the current quarter Recurring Revenue related to base customers by the total corresponding quarter Recurring Revenue from one year ago. Recurring Revenue is based on USD reported revenue, and fluctuations caused by changes in foreign currency exchange rates and hedge gains or losses have not been eliminated. Recurring Revenue related to acquired companies, one year after acquisition, has been captured as existing customers until such data conforms to the calculation methodology. This may cause variability in the comparison.

Other Revenue: Consists of revenue from consulting, training and other products and services, and is recognized as the products are delivered and services are performed.

Product Family: A grouping of related products or solutions that address specific industry or market needs, customer types, or use cases, or share core underlying technology or deployment models. Where a customer has a right to use different products over time, Autodesk may classify amounts to a single product family based on the customer’s primary industry or use case, or to product family other, or allocate the amounts across product families using estimates.

Product Subscription: Provides customers a flexible, cost-effective way to access and manage 3D design, engineering, and entertainment software tools. Our product subscriptions currently represent a hybrid of desktop and cloud functionality, which provides a device-independent, collaborative design workflow for designers and their stakeholders.

Recurring Revenue: Consists of the revenue for the period from our traditional maintenance plans, our subscription plan offerings, and certain Other revenue. It excludes subscription revenue related to third-party products. Recurring revenue acquired with the acquisition of a business is captured when total subscriptions are captured in our systems and may cause variability in the comparison of this calculation.

Remaining Performance Obligations (RPO): The sum of total short-term, long-term, and unbilled deferred revenue. Current remaining performance obligations is the amount of revenue we expect to recognize in the next twelve months.

Solution Provider: Solution Provider is the name of our channel partners who primarily serve our new transaction model customers worldwide. Solution Providers may also be resellers in relation to Autodesk solutions.

Spend: The sum of cost of revenue and operating expenses.

Subscription Plan: Comprises our term-based product subscriptions, cloud service offerings, and EBAs. Subscriptions represent a combined hybrid offering of desktop software and cloud functionality which provides a device-independent, collaborative design workflow for designers and their stakeholders. With subscription, customers can use our software anytime, anywhere, and get access to the latest updates to previous versions.

Subscription Revenue: Includes our cloud-enabled term-based product subscriptions, cloud service offerings, and flexible EBAs.

Unbilled Deferred Revenue: Unbilled deferred revenue represents contractually stated or committed contracts under early renewal and multi-year billing plans for subscription, services, and maintenance for which the associated deferred revenue has not been recognized. Under FASB Accounting Standards Codification ("ASC") Topic 606, unbilled deferred revenue is not included as a receivable or deferred revenue on our Consolidated Balance Sheet.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including quotations from management, statements in the paragraphs under “Business Outlook” above, statements about our utilization of and strategy regarding artificial intelligence, statements about our new transaction model and sales and marketing optimization, statements about the momentum of our business, statements about our short-term and long-term goals, statements regarding our strategies, market and product positions, performance and results, and all statements that are not historical facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our strategy to develop and introduce new products and services and to move to platforms and capabilities, exposing us to risks such as limited customer acceptance (both new and existing customers), costs related to product defects, and large expenditures; global economic and political conditions, including changes in monetary and fiscal policy, foreign exchange headwinds, recessionary fears, supply chain disruptions, resulting inflationary pressures and hiring conditions; geopolitical tension and armed conflicts, economic and regulatory uncertainty including tariffs and trade wars, and extreme weather events; costs and challenges associated with strategic acquisitions and investments; our ability to successfully implement and expand our transaction model and our sales and marketing optimization; dependency on international revenue and operations, exposing us to significant international regulatory, economic, intellectual property, collections, currency exchange rate, taxation, political, and other risks, including risks related to the war against Ukraine launched by Russia and our exit from Russia and the current conflict between Israel and Hamas; inability to predict subscription renewal rates and their impact on our future revenue and operating results; existing and increased competition and rapidly evolving technological changes; fluctuation of our financial results, key metrics and other operating metrics; our transition from up front to annual billings for multi-year contracts; deriving a substantial portion of our net revenue from a small number of solutions, including our AutoCAD-based software products and collections; any failure to successfully execute and manage initiatives to realign or introduce new business and sales initiatives, including our new transaction model for Flex; net revenue, billings, earnings, cash flow, or new or existing subscriptions shortfalls; social and ethical issues relating to the use of artificial intelligence in our offerings as well as market reaction to disruption from artificial intelligence; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; security incidents or other incidents compromising the integrity of our or our customers’ offerings, services, data, or intellectual property; reliance on third parties to provide us with a number of operational and technical services as well as software; our highly complex software, which may contain undetected errors, defects, or vulnerabilities; increasing regulatory focus on privacy issues and expanding laws; governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls; protection of our intellectual property rights and intellectual property infringement claims from others; the government procurement process; fluctuations in currency exchange rates; our debt service obligations; and our investment portfolio consisting of a variety of investment vehicles that are subject to interest rate trends, market volatility, and other economic factors. Our estimates as to tax rate are based on current expectations and our interpretations of existing tax law and could be affected by a variety of factors, including but not limited to the projected geographic mix of earnings, changing interpretations of current tax law, further guidance, and additional tax legislation. Adjustments for the impact of the New Transaction Model are based on management’s estimate giving effect to current period results or projections as if under the prior model.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Form 10-K and subsequent Forms 10-Q, which are on file with the U.S. Securities and Exchange

Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

The world’s designers, engineers, builders, and creators trust Autodesk to help them design and make anything. From the buildings we live and work in, to the cars we drive and the bridges we drive over. From the products we use and rely on, to the movies and games that inspire us. Autodesk’s Design and Make Platform unlocks the power of data to accelerate insights and automate processes, empowering our customers with the technology to create the world around us and deliver better outcomes for their business and the planet. For more information, visit autodesk.com or follow @autodesk. #MakeAnything

Autodesk uses its investors.autodesk.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Autodesk, AutoCAD, AutoCAD LT, BIM 360 and Fusion 360 are trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.
© 2026 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
	(Unaudited)
Net revenue:
Subscription	$1,819	$1,522	$6,743	$5,717
Maintenance	8	10	33	41
Total subscription and maintenance revenue	1,827	1,532	6,776	5,758
Other	130	107	430	373
Total net revenue	1,957	1,639	7,206	6,131
Cost of revenue:
Cost of subscription and maintenance revenue	120	108	463	413
Cost of other revenue	22	23	90	80
Amortization of developed technologies	24	23	97	85
Total cost of revenue	166	154	650	578
Gross profit	1,791	1,485	6,556	5,553
Operating expenses:
Marketing and sales	636	526	2,373	2,000
Research and development	420	393	1,643	1,485
General and administrative	191	173	693	650
Amortization of purchased intangibles	13	12	53	49
Restructuring, other exit costs, and facility reductions	100	15	216	15
Total operating expenses	1,360	1,119	4,978	4,199
Income from operations	431	366	1,578	1,354
Interest and other income, net	14	6	25	30
Income before income taxes	445	372	1,603	1,384
Provision for income taxes	(129)	(69)	(479)	(272)
Net income	$316	$303	$1,124	$1,112
Basic net income per share	$1.49	$1.42	$5.28	$5.17
Diluted net income per share	$1.48	$1.40	$5.23	$5.12
Weighted average shares used in computing basic net income per share	212	214	213	215
Weighted average shares used in computing diluted net income per share	214	217	215	217

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 31, 2026	January 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,249	$1,599
Marketable securities	348	287
Accounts receivable, net	1,439	1,008
Prepaid expenses and other current assets	906	588
Total current assets	4,942	3,482
Long-term marketable securities	376	267
Computer equipment, software, furniture and leasehold improvements, net	121	117
Operating lease right-of-use assets	157	169
Intangible assets, net	467	574
Goodwill	4,295	4,242
Deferred income taxes, net	842	1,205
Long-term other assets	1,267	777
Total assets	$12,467	$10,833
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$422	$242
Accrued compensation	659	506
Accrued income taxes	54	62
Deferred revenue	4,406	3,787
Operating lease liabilities	52	58
Current portion of long-term notes payable, net	—	300
Other accrued liabilities	215	196
Total current liabilities	5,808	5,151
Long-term deferred revenue	287	341
Long-term operating lease liabilities	199	214
Long-term income taxes payable	181	200
Long-term deferred income taxes	40	32
Long-term notes payable, net	2,483	1,987
Long-term other liabilities	424	287
Stockholders’ equity:
Common stock and additional paid-in capital	4,709	4,239
Accumulated other comprehensive loss	(232)	(285)
Accumulated deficit	(1,432)	(1,333)
Total stockholders’ equity	3,045	2,621
Total liabilities and stockholders' equity	$12,467	$10,833

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Fiscal Year Ended January 31,
	2026	2025
	(Unaudited)
Operating activities:
Net income	$1,124	$1,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	195	180
Stock-based compensation expense	788	683
Amortization of costs to obtain a contract with a customer	536	212
Deferred income taxes	301	(121)
Restructuring-related asset impairments	19	15
Other operating activities	(10)	(16)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(431)	(132)
Prepaid expenses and other assets	(1,051)	(488)
Accounts payable and other liabilities	455	238
Deferred revenue	555	(134)
Accrued income taxes	(29)	58
Net cash provided by operating activities	2,452	1,607
Investing activities:
Purchases of marketable securities	(945)	(815)
Sales of marketable securities	318	223
Maturities of marketable securities	467	638
Purchases of intangible assets	(33)	(62)
Business combinations, net of cash acquired	—	(825)
Capital expenditures	(43)	(40)
Purchases of strategic investments (1)	(216)	(22)
Other investing activities	1	—
Net cash used in investing activities	(451)	(903)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	137	121
Taxes paid related to net share settlement of equity awards	(289)	(256)
Repurchase and retirement of common stock	(1,402)	(852)
Proceeds from debt, net of discount	499	—
Repayment of debt	(300)	—
Other financing activities	(6)	—
Net cash used in financing activities	(1,361)	(987)
Effect of exchange rate changes on cash and cash equivalents	10	(10)
Net (decrease) increase in cash and cash equivalents	650	(293)
Cash and cash equivalents at beginning of the period	1,599	1,892
Cash and cash equivalents at end of the period	$2,249	$1,599
____________________
(1) “Purchases of strategic investments” were previously presented in “Other investing activities”. Prior period amounts have been reclassified to conform to the current period presentation. This presentation change did not have any impact to “Net cash used in investing activities”.

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our condensed consolidated financial statements presented on a GAAP basis, we provide investors with certain non-GAAP measures including non-GAAP operating margin, non-GAAP income from operations, non-GAAP diluted net income per share, and free cash flow. For our internal budgeting and resource allocation process and as a means to evaluate period-to-period comparisons, we use non-GAAP measures to supplement our condensed consolidated financial statements presented on a GAAP basis. These non-GAAP measures do not include certain items that may have a material impact upon our future reported financial results. We use non-GAAP measures in making operating decisions because we believe those measures provide meaningful supplemental information regarding our earning potential and performance for management by excluding certain expenses and charges that may not be indicative of our core business operating results. For the reasons set forth below, we believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. This allows investors and others to better understand and evaluate our operating results and future prospects in the same manner as management, compare financial results across accounting periods and to those of peer companies and to better understand the long-term performance of our core business. We also use some of these measures for purposes of determining company-wide incentive compensation.
There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included in this presentation, and not to rely on any single financial measure to evaluate our business.

The following table shows Autodesk's GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)

GAAP operating margin	22%	22%	22%	22%
Stock-based compensation expense	9%	11%	11%	11%
Amortization of purchased intangibles and developed technologies	2%	2%	2%	2%
Acquisition-related costs	—%	—%	—%	1%
Restructuring, other exit costs, and facility reductions	5%	1%	3%	—%
Non-GAAP operating margin (1)	38%	37%	38%	36%

GAAP income from operations	$431	$366	$1,578	$1,354
Stock-based compensation expense	181	186	788	686
Amortization of purchased intangibles and developed technologies	34	33	139	129
Acquisition-related costs	4	8	16	47
Restructuring, other exit costs, and facility reductions	100	15	216	15
Non-GAAP income from operations	$750	$608	$2,737	$2,231

GAAP diluted net income per share	$1.48	$1.40	$5.23	$5.12
Stock-based compensation expense	0.85	0.85	3.67	3.15
Amortization of purchased intangibles and developed technologies	0.15	0.16	0.65	0.60
Acquisition-related costs	0.02	0.04	0.07	0.22

Restructuring, other exit costs, and facility reductions	0.46	0.07	1.00	0.07
Loss (gain) on strategic investments and dispositions, net	(0.04)	—	0.04	0.05
Income tax adjustments	(0.07)	(0.23)	(0.23)	(0.74)
Non-GAAP diluted net income per share	$2.85	$2.29	$10.43	$8.47

Net cash provided by operating activities	$989	$692	$2,452	$1,607
Capital expenditures	(17)	(14)	(43)	(40)
Free cash flow	$972	$678	$2,409	$1,567
____________________
(1) Totals may not sum due to rounding.

The following table shows Autodesk's GAAP business outlook reconciled to non-GAAP business outlook included in this release.

GAAP to non-GAAP diluted EPS reconciliation	Q1 FY27 (ending April 30, 2026)
GAAP EPS	$1.68 - $1.83
Stock-based compensation expense	0.85 - 0.80
Amortization of purchased intangibles and developed technologies	0.17 - 0.14
Acquisition-related costs	0.01
Restructuring, other exit costs, and facility reductions	0.14 - 0.08
Income tax effect of non-GAAP adjustments	(0.03) - 0.0
Non-GAAP EPS	$2.82 - $2.86

GAAP to non-GAAP operating margin reconciliation	FY27 (ending January 31, 2027)
GAAP operating margin	26% – 28%
Stock-based compensation expense	10% - 9%
Amortization of purchased intangibles and developed technologies	2%
Restructuring, other exit costs, and facility reductions	1% - 0%
Non-GAAP operating margin (1)	38.5% – 39%
____________________
(1) Total may not sum due to rounding.

GAAP to non-GAAP diluted EPS reconciliation	FY27 (ending January 31, 2027)
GAAP EPS	$7.76 - $8.39
Stock-based compensation expense	3.73 – 3.47
Amortization of purchased intangibles and developed technologies	0.69 - 0.59
Acquisition-related costs	0.12
Restructuring, other exit costs, and facility reductions	0.28 - 0.17
Income tax effect of non-GAAP adjustments	(0.29) - (0.18)
Non-GAAP EPS	$12.29 - $12.56